Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2025.

On October 30, 2024, Jade entered into the Merger Agreement with Aerovate and the Merger Subs, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Jade, with Jade surviving as a wholly owned subsidiary of Aerovate and the surviving corporation of the First Merger, and, immediately following the First Merger and as part of the same overall transaction, Jade will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of the Second Merger. The Merger closed on April 28, 2025 following the effectiveness of Aerovate’s registration statement on Form S-4 and receipt of approval by the stockholders of each of Jade and Aerovate, in the latter case pursuant to the Aerovate Special Meeting. In connection with the Merger, Merger Sub II changed its corporate name to “Jade Biosciences, LLC” and Aerovate changed its name to “Jade Biosciences, Inc.” Aerovate following the Merger is referred to herein as the “Combined Company.” The Combined Company is led by Jade’s management team and remains focused on developing differentiated biologic therapies for patients living with autoimmune diseases.

At the First Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each then-outstanding share of Jade common stock (including shares of Jade common stock issued in connection with the Jade Pre-Closing Financing) was converted into the right to receive a number of shares of Aerovate common stock equal to the Exchange Ratio, (ii) each then-outstanding share of Jade Preferred Stock was converted into the right to receive a number of shares of Aerovate Series A Preferred Stock, which are each convertible into 1,000 shares of Aerovate common stock, equal to the Exchange Ratio divided by 1,000, (iii) each then-outstanding option to purchase Jade common stock was assumed by Aerovate and was converted into an option to purchase shares of Aerovate common stock, and (iv) each then-outstanding pre-funded warrant to purchase shares of Jade common stock was converted into a pre-funded warrant to purchase shares of Aerovate common stock.

The Exchange Ratio is calculated as 0.6311 shares of Aerovate common stock for each share of Jade common stock (and 0.0006311 shares of Aerovate Series A Preferred Stock for each share of Jade Preferred Stock) on the Closing Date. Under the Exchange Ratio formula, the former Jade stockholders immediately before the effective time, including those purchasing shares and pre-funded warrants in the Jade Pre-Closing Financing, own approximately 98.6% of the outstanding common stock of the Combined Company, and the stockholders of Aerovate immediately before the effective time own approximately 1.4% of the outstanding common stock of the Combined Company, which give effect to (a) Aerovate’s Net Cash (as defined in the Merger Agreement) as of the Closing being approximately $0, (b) the Jade Pre-Closing Financing for an aggregate purchase price of approximately $300.0 million, which reflects the conversion of the previously issued $95.0 million of convertible notes, (c) a valuation for Aerovate equal to its Net Cash as of the business day immediately prior to the Closing Date, plus $8.0 million, and (d) a valuation for Jade equal to $175.0 million, in each case as further described in the Merger Agreement.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which, together with the Jade Pre-Closing Financing, is accounted for as a reverse recapitalization under U.S. GAAP. For further details related to the accounting for the Merger, please see Notes 1 and 3 below. All share amounts have been adjusted to reflect the Exchange Ratio of 0.6311 shares of Aerovate common stock for each share of Jade common stock, which reflects a one-for-thirty-five reverse stock split of Aerovate’s common stock immediately prior to the Closing, unless otherwise stated.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Aerovate and Jade as of December 31, 2024 and depicts the accounting of the transactions prepared pursuant to Article 11 of Regulation S-X (the “pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 for Aerovate and the period from June 18, 2024 (inception) to December 31, 2024 for Jade combine the historical results of Aerovate and Jade for those periods and depict the pro forma transaction accounting adjustments assuming that those adjustments were made as of January 1, 2024 (the “pro forma statements of operations transaction accounting adjustments”). Collectively, the pro forma balance sheet transaction accounting adjustments and the pro forma statements of operations transaction accounting adjustments are referred to as the “transaction accounting adjustments” or “pro forma adjustments.”

These unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•

the historical audited consolidated financial statements of Jade as of December 31, 2024 and for the period from June 18, 2024 (inception) to December 31, 2024, and the related notes included in the Proxy Statement/Prospectus beginning on page F-22 and incorporated herein by reference;

•

the historical audited consolidated financial statements of Aerovate for the year ended December 31, 2024, and the related notes included in its Annual Report on Form 10-K filed with the SEC on March 27, 2025;

•

the section titled “Aerovate Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Aerovate in its Annual Report on Form 10-K filed with the SEC on March 27, 2025; and

•

the section titled “Jade Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to Jade included in the Proxy Statement/Prospectus beginning on page 331 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Closing, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Aerovate and Jade been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

(In thousands, except share amounts)

	Historical
	5(A)	5(B)	Transaction
	Aerovate Therapeutics, Inc.	Jade Biosciences, Inc.	Accounting Adjustments	Notes		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$33,751	$69,386	$(3,585)	5	(a)	$252,254
			205,000	5	(c)
			(22,312)	5	(d)
			(4,811)	5	(e)
			(447)	5	(h)
			(69,600)	5	(i)
			44,872	5	(j)
Short-term investments	44,872	—	(44,872)	5	(j)	—

Prepaid expenses and other current assets	1,494	268	(649)	5	(f)	1,113
Total current assets	80,117	69,654	103,596			253,367
Operating lease right-of-use assets	209	—	(209)	5	(g)	—
Property and equipment, net	6	—	(6)	5	(g)	—
Other assets	—	3,145	(3,145)	5	(d)	—

Total assets	$80,332	$72,799	$100,236			$253,367

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$224	$1,290	$—			$1,514
Accrued expenses and other current liabilities	3,187	4,125	(2,857)	5	(a)	4,391
			(64)	5	(e)
Related party accrued expenses and other current liabilities	—	5,504	—			5,504
Warrant liability, related party	—	1,077	—			1,077
Operating lease liabilities, current	417	—	(417)	5	(g)	—

Total current liabilities	3,828	11,996	(3,338)			12,486
Long term liabilities:
Other liabilities	70	—	—			70
Notes payable to related parties, noncurrent	—	107,600	21,584	5	(c)	—
			(129,184)	5	(c)

Total liabilities	3,898	119,596	(110,938)			12,556

	Historical
	5(A)	5(B)	Transaction
	Aerovate Therapeutics, Inc.	Jade Biosciences, Inc.	Accounting Adjustments	Notes		Pro Forma Combined
Jade convertible preferred stock	—	2	(2)	5	(b)	—
Stockholders’ equity (deficit)
Aerovate Series A non-voting convertible preferred stock	—	—	2	5	(b)	2
Aerovate common stock, $0.0001 par value	3	—	(3)	5	(k)	—
Jade common stock, $0.0001 par value	—	1	1	5	(c)	7
			2	5	(c)
			3	5	(k)
Additional paid-in capital	309,378	179	129,183	5	(c)	309,364
			204,998	5	(c)
			(25,457)	5	(d)
			6,713	5	(h)
			(69,600)	5	(i)
			(246,030)	5	(k)
Accumulated other comprehensive (loss) income	105	—	(105)	5	(l)	—
Accumulated deficit	(233,052)	(46,979)	(728)	5	(a)	(68,562)
			(4,747)	5	(e)
			(649)	5	(f)
			202	5	(g)
			(7,160)	5	(h)
			246,135	5	(k)
			(21,584)	5	(c)

Total stockholders’ equity (deficit)	76,434	(46,799)	211,176			240,811

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$80,332	$72,799	$100,236			$253,367

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

	Historical
	6(A)	6(B)	Transaction
	Aerovate Therapeutics, Inc.	Jade Biosciences, Inc.	Accounting Adjustments	Notes		Pro Forma Combined	Notes
Operating expenses:
Research and development	$53,187	$31,234	$278	6	(f)	$84,699
General and administrative	21,409	4,304	728	6	(a)	35,281
			649	6	(b)
			(202)	6	(c)
			7,160	6	(d)
			1,233	6	(f)

Total operating expenses	74,596	35,538	9,846			119,980

Income (loss) from operations	(74,596)	(35,538)	(9,846)			(119,980)
Other income (expense), net
Interest income	5,042	1,159	—			6,201
Change in fair value of convertible note	—	(12,600)	(21,584)	6	(e)	(34,184)
Other (expense) income	(19)	—	—			(19)

Total other income (expense), net	5,023	(11,441)	(21,584)			(28,002)

Net loss before income taxes	(69,573)	(46,979)	(31,430)			(147,982)
Provision for income taxes	55	—	—			55

Net loss	$(69,628)	$(46,979)	$(31,430)			$(148,037)

Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	28,582,194					39,473,372	6	(g)

Weighted average shares used in computing net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	—					12,622

Net loss per share attributable to common stockholders, basic and diluted	$(2.44)					$(2.84)

Net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	$—					$(2,841.65)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger

On October 30, 2024, Jade entered into the Merger Agreement with Aerovate and the Merger Subs, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Jade, with Jade surviving as a wholly owned subsidiary of Aerovate and the surviving corporation of the First Merger, and, immediately following the First Merger and as part of the same overall transaction, Jade will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of the Second Merger. The Merger closed on April 28, 2025 following the effectiveness of Aerovate’s registration statement on Form S-4 and receipt of approval by the stockholders of each of Jade and Aerovate, in the latter case pursuant to the Aerovate Special Meeting. In connection with the Merger, Merger Sub II changed its corporate name to “Jade Biosciences, LLC” and Aerovate changed its name to “Jade Biosciences, Inc.” Aerovate following the Merger is referred to herein as the “Combined Company.” Subject to the terms and conditions of the Merger Agreement, at closing of the Merger (the

“Closing”):

a)

each then-outstanding share of Jade common stock (including shares of Jade common stock issued in connection with the Jade Pre-Closing Financing) was converted into the right to receive a number of shares of Aerovate common stock equal to the Exchange Ratio;

b)

each then-outstanding share of Jade Preferred Stock was converted into the right to receive a number of shares of Aerovate Series A Preferred Stock, which are each convertible into 1,000 shares of Aerovate common stock, equal to the Exchange Ratio divided by 1,000;

c)	each then-outstanding option to purchase Jade common stock was assumed by Aerovate and was converted into an option to purchase shares of Aerovate common stock; and

d)

each then-outstanding pre-funded warrant to purchase shares of Jade common stock was converted into a pre-funded warrant to purchase shares of Aerovate common stock, subject to adjustment as set forth in the form of pre-funded warrant.

The shares of Aerovate common stock issued in exchange for shares of Jade Restricted Stock remained to the same extent unvested and subject to the same repurchase option or risk of forfeiture.

Each option to acquire shares of Aerovate’s common stock with an exercise price less than or equal to the Aerovate Closing Price was cancelled and converted into the right to receive an amount in cash, without interest, less any applicable tax withholding, equal to the product obtained by multiplying (A) the excess of the Aerovate Closing Price over the exercise price per share of Aerovate common stock underlying such Aerovate option by (B) the number of shares of Aerovate common stock underlying such Aerovate option, and each option with an exercise price greater than the Aerovate Closing Price, as adjusted for the proposed special Cash Dividend, to acquire shares of Aerovate’s common stock was cancelled for no consideration. The incremental fair value of Aerovate’s options associated with the modification to accelerate vesting and the acceleration of grant date fair value associated with the cancelation of certain stock options for no consideration has been included as an adjustment to the unaudited pro forma condensed combined financial information.

Immediately following the Merger, Aerovate securityholders as of immediately prior to the Merger own approximately 1.6% of the outstanding capital stock of the Combined Company on a fully diluted basis, former Jade securityholders, excluding shares purchased in the Jade Pre-Closing Financing, own approximately 34.3% of the outstanding capital stock of the Combined Company on a fully diluted basis, and shares and pre-funded warrants issued in the Jade Pre-Closing Financing own approximately 64.1% of the outstanding capital stock of the Combined Company on a fully diluted basis. Jade stockholders received approximately 59,755,597 shares on a fully diluted basis in connection with the Merger, including (i) 8,476,859 shares of Aerovate common stock and stock options subject to vesting terms, based on the number of shares of Jade common stock outstanding immediately prior to the Merger, including Jade Restricted Stock, (ii) the shares of common stock and pre- funded warrants issued in the Jade Pre-Closing Financing, and (iii) Jade Preferred Stock outstanding as of December 31, 2024, which was exchanged into shares of newly created Aerovate Series A Preferred

Stock which are each convertible into 1,000 shares of Aerovate common stock, equal to the Exchange Ratio divided by 1,000. These estimates were subject to certain inputs, which include, but are not limited to, (a) Aerovate’s Net Cash (as defined in the Merger Agreement) as of the Closing being approximately $0, (b) Jade closing the Jade Pre-Closing Financing for an aggregate purchase price of approximately $300.0 million, which reflects the conversion of the previously issued $95.0 million of convertible notes, (c) a valuation for Aerovate equal to $8.0 million (d) a valuation for Jade equal to $175.0 million, in each case as further described in the Merger Agreement. The following table summarizes the pro forma number of shares of common stock of the Combined Company outstanding following the consummation of the transactions:

	Pro Forma (Assuming Aerovate Net Cash at Closing of $0)
Equity Capitalization Summary (fully diluted basis) Upon Consummation of the Merger	Number of Shares Owned	% Ownership
Jade stockholders	24,254,359	34.3%
Aerovate stockholders	828,143	1.6%
Investors participating in the Subscription Agreement(1)	35,501,238	64.1%

Total common stock of the Combined Company	60,583,740	100.0%

(1)	Includes 7,666,247 pre-funded warrants issued in the Jade Pre-Closing Financing after reflecting the Exchange Ratio.

Consummation of the Merger was subject to certain closing conditions, including, among other things, (1) approval by Aerovate stockholders of the issuance of Aerovate common stock, including shares of Aerovate common stock issuable upon conversion of the Aerovate Series A Preferred Stock, and the other transactions proposed under the Merger Agreement, (2) adoption of the Merger Agreement by the Jade stockholders, (3) Nasdaq’s approval of the listing of the shares of Aerovate common stock to be issued in connection with the Merger and (4) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part.

The employment agreements for Aerovate employees include entitlement to change in control payments for certain executives, and severance for certain non-executives, the aggregate of which will be treated as pre-Merger compensation expense of Aerovate and was reflected as an increase to accrued expenses of Aerovate, which was assumed by the Combined Company at Closing to the extent they were not yet settled in cash beforehand by Aerovate. Prior to the Closing, Aerovate (i) discontinued its research and development activities, (ii) closed out of all contracts related to Aerovate’s worldwide clinical trial, and (iii) terminated its office space leases. Additionally, Aerovate’s current Directors & Officers (“D&O”) policy was fully utilized at Closing.

Private Financing Transaction — Subscription Agreement

Concurrently with the execution of the Merger Agreement, certain parties entered into the Subscription Agreement with Jade to purchase, prior to the consummation of the Merger, approximately 43,947,116 shares of Jade common stock and 12,305,898 pre-funded warrants before giving effect to the Exchange Ratio, at a purchase price of $5.9407 and $5.9406 per share, respectively, for an aggregate purchase price, assuming the financing transaction had happened on December 31, 2024, of approximately $334.2 million, which includes the $95.0 million of Jade convertible notes previously issued and $4.7 million of accrued interest as of December 31, 2024 from the convertible notes, both converting at a 20% discount. At the Closing of the Merger based on the Exchange Ratio, the Jade common stock and pre-funded warrants subscribed for were converted into the right to receive 27,734,991 shares of common stock and 7,766,247 pre-funded warrants. Shares of Jade common stock and pre-funded warrants to purchase shares of Jade common stock issued pursuant to the Subscription Agreement were converted into shares of Aerovate common stock and pre-funded warrants to purchase shares of Aerovate common stock at Closing per the Merger Agreement.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Merger. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2024 gives effect to the Merger as if it had been consummated on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives effect to the Merger and combines the historical balance sheets of Aerovate and Jade as if the Merger had been consummated on December 31, 2024.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result of, among other reasons: (i) changes in initial assumptions in the determination of the accounting acquirer and related accounting, (ii) changes in the amount of Aerovate’s Net Cash to be assumed at the Closing Date, and (iii) other changes in Aerovate’s assets and liabilities, which are expected to be completed after the Closing, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations and financial position. Prior to the consummation of the Merger, the Company effected a one-for-thirty-five reverse stock split of Aerovate’s common stock, which became effective on April 28, 2025, which is reflected in the Exchange Ratio of 0.6311.

3. Accounting for the Merger

The unaudited pro forma condensed combined financial information gives effect to the Merger, which was accounted for under U.S. GAAP as a reverse recapitalization of Aerovate by Jade, as the transaction is, in essence, the issuance of equity for Aerovate’s net assets, which will primarily consist of nominal non-operating assets and liabilities. Under this method of accounting, Jade was considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger:

•	Immediately prior to the Merger, Jade is not a variable interest entity as it has sufficient equity at risk in order to fund its next development milestones;

•	Jade stockholders own a substantial majority of the voting rights in the Combined Company through existing ownership and additional interest through the Subscription Agreement;

•	Jade’s largest stockholder retains the largest interest in the Combined Company (34.3%);

•	Jade designated the initial members of the board of directors of the Combined Company;

•	Jade’s executive management team became the management of the Combined Company; and

•	The Combined Company was renamed “Jade Biosciences, Inc.”

As a result of Jade being the accounting acquirer, Jade’s assets and liabilities were recorded at their pre-combination carrying amounts. Aerovate’s assets and liabilities were measured and recognized at their fair values as of the effective time of the Merger, which approximate the carrying value of the acquired other non-operating assets and liabilities, with no goodwill or other intangible assets recorded. Any difference between the consideration transferred and the fair value of the net assets of Aerovate following the determination of the actual consideration transferred for Aerovate was reflected as an adjustment to additional paid-in capital. For periods prior to Closing, the historical financial statements of Jade became the historical financial statements of the Combined Company.

4. Shares of Aerovate Common Stock, Convertible Preferred Stock, Options, and Warrants Issued to Jade Stockholders upon Closing of the Merger

At Closing, all outstanding shares of Jade common stock, on a fully-diluted basis, were exchanged for shares of Aerovate common stock based on the Exchange Ratio of 0.6311 shares of Aerovate common stock for each share of Jade common stock, determined in accordance with the terms of the Merger Agreement, which gives effect to the one-for-thirty-five reverse stock split of Aerovate common stock that occurred on April 28, 2025. The number of shares of Aerovate common stock that Aerovate issued to Jade’s stockholders based on Aerovate’s Net Cash at Closing is $0 was determined as follows:

Shares of Jade common stock outstanding as of December 31, 2024(1)	5,819,672
Shares of Jade common stock issued upon conversion of Jade convertible preferred stock	20,000,000
Shares of Jade common stock issued upon exercise of Jade stock options(2)	12,612,209
Shares of Jade common stock issued in connection with the Subscription
Agreement, see Note 5(c)	43,947,116
Shares of Jade pre-funded warrants issued in connection with the Subscription
Agreement, see Note 5(c)	12,305,898

Total Jade fully diluted shares prior to the Closing	94,684,895
Exchange Ratio	0.6311

Fully diluted shares issued to existing Jade stockholders and investors participating in Jade Pre-Closing Financing upon the Closing	59,755,597

(1)	Represents shares of Jade common stock outstanding as of December 31, 2024, including 819,672 shares of unvested Jade Restricted Stock.
(2)

Represents the outstanding options as of December 31, 2024 to acquire Jade common stock and stock options granted in January 2025 to acquire Jade common stock. Such stock options became exercisable for shares of Aerovate common stock following the Merger, subject to vesting terms.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

5(A)	Derived from the audited consolidated balance sheet of Aerovate as of December 31, 2024.

5(B)	Derived from the audited consolidated balance sheet of Jade as of December 31, 2024.

Pro forma Balance Sheet Transaction Accounting Adjustments:

5(a)

To reflect incremental compensation expense of $0.7 million related to severance payments and change in control bonus resulting from pre-existing employment agreements or from approval from Aerovate’s board of directors that were incurred upon the Closing. This amount is in addition to existing severance payments of $2.9 million owed and unpaid by Aerovate at December 31, 2024. The pro forma adjustment is reflected as a decrease in cash of $3.6 million for the severance payments to be made subsequent to December 31, 2024, a decrease to accrued expenses of $2.9 million and an increase to accumulated deficit of $0.7 million.

5(b)

To reflect the exchange of all outstanding shares of Jade Preferred Stock, with a carrying amount of less than $0.1 million, into new created Aerovate Series A Preferred Stock at Closing, with the terms of Aerovate Series A Preferred Stock resulting in classification within stockholders’ equity.

5(c)

To reflect an incremental fair value adjustment of $21.6 million of convertible notes, reflecting the 20% discount on convertible notes and accrued interest immediately prior to the conversion, as well as the issuance of 27,734,991 shares of Jade common stock and 7,766,247 pre-funded warrants, subsequent to giving effect to the Exchange Ratio, pursuant to the Subscription Agreement, which includes the $95.0 million Jade convertible notes previously issued. The incremental change in fair value of the convertible notes of $21.6 million is adjusted for pro forma purposes through accumulated deficit at December 31, 2024 and as an expense in the statement of operations for the year ended December 31, 2024.

The net cash proceeds received prior to direct and incremental transaction costs from the Subscription Agreement and corresponding adjustment to additional paid-in-capital upon close of the Merger is determined as follows (in thousands):

	Subscription Agreement	Convertible Notes	Total
Proceeds received from the Subscription Agreement and convertible notes, prior to direct and incremental costs	$205,000	$95,000	$300,000
Fair value adjustment previously accrued as of December 31, 2024	—	12,600	12,600
Fair value adjustment related to the conversion of the convertible notes (see note 6(e))	—	21,584	21,584

Aggregate purchase price of the Subscription Agreement	205,000	129,184	334,184
Issuance of Jade common stock and pre-funded warrants at par value upon Closing	(2)	(1)	(3)

Additional paid-in capital related to the issuance of Jade common stock and pre-funded warrants upon Closing	$204,998	$129,183	$334,181

5(d)

To reflect estimated transaction costs of $22.3 million, not yet reflected in the historical financial statements, that were incurred by Jade in connection with the Merger, and $3.1 million reflected in the historical financial statements as deferred offering costs, such as advisory, legal and auditor fees, as a reduction in cash and a reduction in other assets in the unaudited pro forma condensed combined balance sheet. As the Merger was accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets, primarily cash, of Aerovate, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

5(e)

To reflect estimated transaction costs of $4.8 million, not yet reflected in the historical financial statements, which were incurred by Aerovate in connection with the Merger, such as advisory, legal and auditor fees and including the estimated $1.2 million cost of a D&O tail policy, as a reduction in cash of $4.8 million, a reduction to accrued expenses of $0.1 million and a reduction in accumulated deficit of $4.7 million in the unaudited pro forma condensed combined balance sheet.

5(f)

To derecognize $0.7 million of Aerovate’s prepaid expenses consisting of $0.1 million of prepaid expenses related to software that were not utilized and $0.6 million of prepaid insurance primarily related to the current Aerovate’s D&O insurance policy that was fully utilized at Closing.

5(g)	To reflect the derecognition of Aerovate’s operating leases that expired prior to the Closing and the derecognition of property and equipment that was fully depreciated prior to the Closing.
5(h)

To reflect the one-time stock compensation expense of $7.2 million in general and administrative expense related to the cancellation of out-of-the-money stock options for no consideration, acceleration of stock options pursuant to pre-existing grant agreements, which provide for such acceleration upon a change in control provision, which were triggered by the Merger, and to reflect the one-time cash payment of $0.4 million to settle in-the-money stock options per the terms of the Merger Agreement.

5(i)

To reflect a one-time dividend of $69.6 million declared and paid on the shares of Aerovate’s common stock outstanding prior to the Merger. The dividend was treated as a decrease in additional paid-in capital in the unaudited pro forma condensed combined balance sheet.

5(j)	To reflect the liquidation of Aerovate’s short-term investments of $44.9 million into cash prior to the Merger.
5(k)	To reflect the recapitalization of Jade and the derecognition of accumulated other comprehensive income and the accumulated deficit of Aerovate, which is reversed to additional paid-in capital.

The derecognition of accumulated deficit of Aerovate of $246.1 million is determined as follows (in thousands):

Accumulated deficit of Aerovate as of December 31, 2024	$233,052
Compensation expense related to Aerovate severance payments and change in control bonus, see Note 5(a)	728
Preliminary estimated transaction costs of Aerovate, see Note 5(e)	4,747
Derecognition of Aerovate prepaid software expenses and prepaid insurance, see Note 5(f)	649
Derecognition of Aerovate operating leases, see Note 5(g)	(202)
Pre-Merger stock-based compensation expense for Aerovate’s cancelled and accelerated awards, see Note 5(h)	7,160

Total adjustment to derecognize the accumulated deficit of Aerovate	$246,135

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A)	Derived from the audited consolidated statement of operations and comprehensive loss of Aerovate for the year ended December 31, 2024.

6(B)	Derived from the audited consolidated statement of operations and comprehensive loss of Jade for the period June 18, 2024 (inception) to December 31, 2024.

Jade and Aerovate did not record any provision or benefit for income taxes during the year ended December 31, 2024 because each company incurred a pre-tax loss in 2024 and each company maintains a full valuation allowance on its deferred tax assets. Accordingly, no pro forma adjustments have an impact on associated income tax.

Pro forma Statements of Operations Transaction Accounting Adjustments:

6(a)

To reflect incremental compensation expense related to severance and change in control payments recorded in general and administrative expenses of $0.7 million, resulting from pre-existing employment agreements or from approval from Aerovate’s board of directors that were incurred upon Closing, assuming that the adjustment described in Note 5(a) was made on January 1, 2024.

6(b)

To reflect the derecognition of Aerovate’s prepaid expenses of $0.1 million related to software that was not utilized, and prepaid insurance of $0.6 million primarily related to the current Aerovate D&O policy that was fully utilized at Closing, assuming the adjustment made in Note 5(f) was made on January 1, 2024.

6(c)

To reflect the derecognition of Aerovate’s operating leases that expired prior to the Closing and the derecognition of property and equipment that was fully depreciated prior to the Closing. The operating lease right-of-use assets and property and equipment of $0.2 million was derecognized, assuming the adjustment made in Note 5(g) was made on January 1, 2024.

6(d)

To reflect the one-time stock compensation expense of $7.2 million in general and administrative expense related to the cancellation of out-of-the-money stock options for no consideration, acceleration of stock options pursuant to pre-existing grant agreements which provide for such acceleration upon a change in control provision, which was triggered by the Merger, assuming the adjustment made in Note 5(h) was made on January 1, 2024.

6(e)

To reflect the incremental change in fair value related to Jade’s convertible notes including interest expense that is recorded in its historical financial statements, to be recorded in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2024, assuming that the adjustment described in Note 5(c) was made on January 1, 2024.

6(f)

To reflect stock compensation expenses of $1.2 million for the year ended December 31, 2024 in general and administrative expense and to reflect stock compensation expenses of $0.3 million for the year ended December 31, 2024 in research and development, related to stock options issued in January 2025 to Jade’s Chief Executive Officer and Chief Scientific Officer to maintain 5.0% and 2.0% ownership, respectively, pursuant to their employment agreements, assuming the adjustment was made on January 1, 2024. These stock options vest over 48 months from the date of issuance.

6(g)

The pro forma combined basic and diluted net loss per share has been adjusted to reflect the pro forma net loss for the year ended December 31, 2024. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the Combined Company for the respective periods, after giving effect to the one-for-thirty-five reverse stock split on Aerovate’s common stock reflected in the Exchange Ratio of 0.6311. Pro forma weighted average shares outstanding includes the pre-funded warrants related to the Subscription Agreement as the exercise price is negligible and they are fully vested and exercisable. Shares of Aerovate Series A Preferred Stock share the same characteristics as common stock and have no substantive preference attributed to them and, accordingly, have been considered a class of common stock in the computation of net loss per share regardless of their legal form. Net loss is allocated to common stock based on its proportional ownership on an as-converted basis. Net loss is not allocated to participating securities as they do not have an obligation to fund losses.

The pro forma weighted average shares have been calculated as follows:

December 31, 2024
Basic and Diluted
Net loss attributable to common stockholders	$(112,170)
Net loss attributable to Series A non-voting convertible preferred stockholders	$(35,867)
Historical weighted average number of Aerovate common shares outstanding	816,634
Shares of Aerovate common stock issued to Jade stockholders upon close of Merger, assuming consummation of the Merger as of January 1, 2024(1)	38,656,738

Pro forma combined weighted average number of common shares outstanding	39,473,372

Pro forma combined weighted average number of shares of Series A Preferred Stock outstanding	12,622

Net loss per share attributable to common stockholders, basic and diluted	$(2.84)
Net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	$(2,841.65)

(1)

Represents the shares of Aerovate common stock issued to Jade stockholders at Closing, excluding (i) the outstanding and unvested Jade Restricted Stock and options to purchase Jade common stock at Closing that were converted to the right to receive 517,294 shares of the Aerovate common stock and 7,959,565 options to purchase shares of Aerovate common stock, respectively, after reflecting the estimated Exchange Ratio and (ii) the outstanding shares of Jade Preferred Stock that were exchanged for 12,622 shares of Aerovate Series A Preferred Stock. The 517,294 shares of Aerovate common stock issued in exchange for shares of Jade Restricted Stock and 7,959,565 options to purchase shares of Aerovate common stock issued in exchange for options to purchase shares of Jade common stock are subject to the same vesting and forfeiture conditions, applicable, as they were prior to the Merger.

Please see below selected financial data presenting selected share and per share data reflecting the effect of the reverse stock split on all periods previously reported. The selected financial data is derived from the consolidated financial statements included in the Aerovate Annual Report on Form 10-K filed with the SEC on March 27, 2025 and Quarterly Report on Form 10-Q filed with the SEC on April 25, 2025, as adjusted to reflect the Exchange Ratio of 0.6311, which is reflective of a one-for-thirty five reverse stock split, for all periods presented.

AS REPORTED
(in thousands, except per share amounts)

	Years Ended December 31,
	2024	2023
Weighted average common shares outstanding, basic and diluted	28,582,194	26,331,630
Common shares outstanding at period end	28,985,019	27,762,703
Net loss applicable to common shareholders	$(69,628)	$(75,521)
Net loss per share, basic and diluted	$(2.44)	$(2.87)

	Three Months Ended March 31,
	2025	2024
Weighted average common shares outstanding, basic and diluted	28,985,019	27,795,827
Common shares outstanding at period end	28,985,019	27,898,761
Net loss applicable to common shareholders	$(2,518)	$(23,186)
Net loss per share, basic and diluted	$(0.09)	$(0.83)

AS ADJUSTED FOR ONE-FOR-THIRTY-FIVE REVERSE STOCK SPLIT (REFLECTED IN EXCHANGE RATIO OF 0.6311)
(in thousands, except per share amounts)

	Years Ended December 31,
	2024	2023
Weighted average common shares outstanding, basic and diluted	816,634	752,332
Common shares outstanding at period end	828,143	793,220
Net loss applicable to common shareholders	$(69,628)	$(75,521)
Net loss per share, basic and diluted	$(85.26)	$(100.38)

	Three Months Ended March 31,
	2025	2024
Weighted average common shares outstanding, basic and diluted	828,143	794,166
Common shares outstanding at period end	828,143	797,107
Net loss applicable to common shareholders	$(2,518)	$(23,186)
Net loss per share, basic and diluted	$(3.04)	$(29.20)